UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 1, 2010
POPULAR, INC.
(Exact name of registrant as specified in its charter)

Commonwealth of Puerto Rico	001-34084	66-0667416

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

209 Munoz Rivera Avenue
Hato Rey, Puerto Rico	00918

(Address of principal executive offices)	(Zip Code)
(787) 765-9800
Registrant’s telephone number, including area code:
Not applicable

(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EX-2.1
EX-10.1
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement
Agreement and Plan of Merger
     On July 1, 2010, Popular, Inc. (“Popular”), its wholly-owned subsidiary EVERTEC, Inc. (“EVERTEC”), and two newly formed subsidiaries of a fund managed by an affiliate of Apollo Management VII, L.P. (“Apollo”), AP Carib Holdings, Ltd. (“AP Carib”) and Carib Acquisition, Inc. (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) dated as of June 30, 2010 pursuant to which Merger Sub will be merged with and into EVERTEC (the “Merger”). EVERTEC currently operates Popular’s merchant acquiring and processing and technology business and owns the ATH Network connecting the ATMs of various financial institutions throughout Puerto Rico, the U.S. Virgin Islands and the British Virgin Islands.
     Following the effective time of the Merger (the “Effective Time”), AP Carib and Popular will contribute their respective shares of EVERTEC capital stock to Carib Holdings, Inc. (“Carib Holdings”) in exchange for shares of Carib Holdings capital stock. Following that contribution, EVERTEC will be a wholly-owned subsidiary of Carib Holdings, and Carib Holdings will be operated as a joint venture between Apollo and Popular, with AP Carib and Popular initially owning 51% and 49%, respectively, of Carib Holdings’s outstanding capital stock, subject to pro rata dilution to the extent that non-voting stock or other securities convertible into non-voting stock and/or derivative securities whose value is derived from such capital stock or non-voting stock are issued to EVERTEC management. Popular expects to receive approximately $595 million in net after tax cash proceeds from the Merger. The operation of Carib Holdings following (i) the closing of the Merger (the “Closing”) and (ii) the contributions of EVERTEC capital stock described above will be governed by a stockholder agreement to be entered into between Popular and AP Carib (the “Stockholder Agreement”) reflecting and consistent with the terms set forth in the Stockholder Agreement and Corporate Governance Termsheet (the “Stockholder Agreement Termsheet”) attached to the Merger Agreement. AP Carib will initially be able to name five directors and Popular will initially be able to name three directors with the CEO of EVERTEC completing Carib Holdings’s nine-member board. Each of Popular and AP Carib will have limited pre-emptive rights and will be restricted from selling their interests in Carib Holdings in certain circumstances described in the Stockholder Agreement Termsheet.
     In connection with the Closing, Popular will also enter into (1) an Amended and Restated Master Services Agreement substantially in the form attached to the Merger Agreement and as further described below (the “MSA”), (2) a Transition Services Agreement (the “TSA”) substantially in the form attached to the Merger Agreement pursuant to which Popular will, for a limited time, provide EVERTEC with certain services previously provided by Popular while EVERTEC was a wholly-owned subsidiary of Popular and (3) a Technology Escrow Agreement (the “Technology Escrow Agreement”) reflecting the terms set forth on the Technology Escrow Agreement Termsheet (the “Technology Escrow Agreement Termsheet”) attached to the Merger Agreement pursuant to which a copy of all software and related intellectual property used to provide services to Popular and its affiliates will be held in escrow, which escrow will be subject to release to Popular upon the occurrence of certain triggering events. Banco Popular de Puerto Rico (“BPPR”) and EVERTEC will also enter into (1) an Amended and Restated Independent Sales Organization and Sponsorship Agreement (the “Amended and Restated ISO Agreement”) pursuant to which BPPR will sponsor EVERTEC as an independent sales organization with various credit card associations and (2) an amended ATH Participation Agreement, including amended versions of several riders currently in effect, pursuant to which BPPR will continue to have the ability to access the ATH Network and issue ATH-branded cards.
     The Merger values EVERTEC at $900 million. The financing for the transaction is currently contemplated to consist of (1) a $165.75 million equity commitment from a fund managed by Apollo (the “Limited Guarantor”), to AP Carib which equity AP Carib will contribute to Merger Sub at or prior to the Closing and which equity contribution may be increased at the discretion of the Limited Guarantor to fund a portion of the payment by EVERTEC of certain expenses of the parties which EVERTEC has agreed to assume or reimburse under the terms of the Merger Agreement and (2) a $625 million debt commitment by Bank of America, N.A., Banc of America Bridge LLC, Banc of America Securities LLC and Morgan Stanley Senior

Funding, Inc., consisting of a $350 million senior secured term loan, a $50 million senior secured revolving credit facility and a $225 million senior unsecured bridge loan.
     The Closing is subject to various conditions, including maintenance by EVERTEC of a minimum Adjusted EBITDA (as defined in the Merger Agreement) of $109,523,810 for the four most recent full fiscal quarters ending at least 45 days prior to the Closing, subject to certain adjustments, and Merger Sub obtaining sufficient financing for the Closing to occur.
     In addition to customary termination provisions, each of Popular and AP Carib can terminate the Merger Agreement at any time between July 29 and August 5, 2010 if either party is not reasonably satisfied with the terms and conditions of certain ancillary agreements to be entered into at the Closing, including the Stockholder Agreement, the Amended and Restated ISO Agreement, the Technology Escrow Agreement, the TSA and certain service addenda incorporated in the MSA. AP Carib must pay Popular a reverse termination fee (the “Reverse Termination Fee”) of $30 million if the Merger Agreement is terminated in accordance with its terms: (i) by AP Carib or Popular after December 17, 2010, if all closing conditions for AP Carib and Merger Sub have been satisfied, other than obtaining debt financing and executing ancillary agreements (provided that the forms of all ancillary agreements have been previously agreed to by the parties), and the debt financing has not been consummated or (ii) by Popular after September 1, 2010, upon a material willful breach of a material representation, warranty or covenant by AP Carib or Merger Sub. In the event AP Carib is obligated to pay the Reverse Termination Fee, such obligation is guaranteed by the Limited Guarantor, subject to a cap of $30 million, pursuant to a Limited Guarantee in favor of Popular, dated as of June 30, 2010.
     Consideration for the Merger is subject to decrease for any sale by Popular International Bank, Inc. (“PIBI”) of its equity interests in Consorcio de Tarjetas Domincanas, S.A. or Servicios Financieros, S.A. de C.V., as set forth in the Merger Agreement. The Merger Agreement also provides for a customary working capital adjustment.
     In addition, at any time prior to the Closing, AP Carib may require Popular to use its commercially reasonable efforts to sell, or purchase from EVERTEC, all shares of the capital stock of EVERTEC de Venezuela, C.A (“EVERTEC Venezuela”), a subsidiary of EVERTEC. AP Carib may also sell EVERTEC Venezuela within six months following the Closing without Popular’s consent. In the event of such sale or purchase, the consideration may be decreased as set forth in the Merger Agreement.
     Pursuant to the Merger Agreement, Popular, subject to certain exceptions set forth in the Merger Agreement, will not compete with EVERTEC in EVERTEC’s existing business (after giving effect to the transactions contemplated by Internal Reorganization Documents (as defined in the Merger Agreement) until the latest of (i) the date on which Popular no longer holds at least 10% of the outstanding shares of capital stock of both EVERTEC and Carib Holdings, (ii) the termination of the MSA and (iii) the fifth anniversary of the date of the Closing.
     The Closing and contribution of EVERTEC capital stock to Carib Holdings is currently expected to be completed in the third quarter of 2010 and is subject to various regulatory approvals.
     The foregoing descriptions of the Merger Agreement, the Stockholder Agreement Termsheet and the Technology Escrow Agreement Termsheet are qualified in their entirety by reference to the full text of each such agreement, form of agreement or termsheet, as applicable, a copy of each of which is filed herewith as an exhibit (or as an exhibit to the Merger Agreement filed herewith) and is fully incorporated herein by reference. The representations and warranties included in the Merger Agreement were made by each of AP Carib and Merger Sub, on the one hand, and Popular, on the other hand, to the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement, including without limitation those regarding consents and approvals and non-contravention, litigation, employee benefits matters, compliance with law, intellectual property, material contracts, absence of changes, sufficiency of assets, absence of liabilities, taxes, customers and suppliers, network rules, regulatory matters and security breaches, insurance and related party transactions. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between AP Carib and Merger Sub, on the one hand, and Popular, on the other hand, rather than as characterizations of the actual state of facts about Popular, AP Carib or Merger Sub.
Amended and Restated Master Services Agreement
     At the Closing, Popular will also enter into the MSA pursuant to which EVERTEC will agree to provide various processing and information technology services to Popular, BPPR and their respective subsidiaries. Popular and BPPR will agree to receive the services covered by the MSA, including certain changes, modifications, enhancements or upgrades to such covered services, on an exclusive basis from EVERTEC.
     In addition, Popular, BPPR and their respective subsidiaries will agree to grant EVERTEC a right of first refusal (i) to provide its services to support Popular, BPPR and their respective subsidiaries’ implementation of any development, maintenance, enhancement, modification or any other technology projects related to the services provided by EVERTEC under the MSA, (ii) if Popular, BPPR and their respective subsidiaries determine to offer any new service or product to their customers that they create or develop independently, or (iii) if Popular, BPPR and their respective subsidiaries determine to extend or renew certain outsourcing processing arrangements by which third parties provide core bank processing and credit card processing services to affiliates of Popular. EVERTEC will agree to grant Popular, BPPR and their respective subsidiaries a right of first refusal to purchase any new service or product created or developed by EVERTEC internally or by a third party, unless the service or product was created at the specific request of an EVERTEC client other than Popular, BPPR and their respective subsidiaries.
     EVERTEC and Popular, BPPR and their respective subsidiaries will also enter into a non-circumvention covenant intended to prohibit the parties from engaging in certain actions designed or intended to divert customers from the other.
     The MSA will provide for initial fees for the services to be provided by EVERTEC based on the historical pricing practices among the parties. The parties will agree to review the service fees on an ongoing basis and may change such fees upon their mutual agreement. Following the second anniversary of the date of the MSA, such service fees will be adjusted annually to reflect changes in the consumer price index, provided that any such fee adjustment may not exceed 5% per year. Prior to Closing, the parties will agree on the terms of reimbursement of EVERTEC’s out-of-pocket costs and third party expenses incurred in connection with the services.
     EVERTEC will agree under the MSA that it will not compete with Popular, BPPR and their respective subsidiaries in offering, providing or marketing certain payment processing services that are currently offered by Popular, BPPR and their respective subsidiaries to certain identified customers of Popular, BPPR and their respective subsidiaries.
     Except for cases of EVERTEC’s gross negligence or willful misconduct, EVERTEC’s liability for breach under the MSA will be limited to the amount paid for such services under the MSA. Under certain circumstances, breaches with respect to certain services will result only in service credits accruing to Popular, BPPR and their respective subsidiaries in lieu of the payment of monetary damages.
     The MSA will provide for a 15 year term commencing upon the Closing (subject to an option of EVERTEC to extend such term by an additional three years upon a change of control of Popular or BPPR). After the initial term, the MSA will renew automatically for successive 3 year periods, unless a party gives written notice to the other parties not less than 1 year prior to the relevant renewal date. The MSA will provide for termination by a party (i) for the other party’s breach of the agreement that results in a material adverse effect on the terminating party that continues for more than 90 days, (ii) for a failure by the other party to pay any properly submitted invoice for a material amount in the aggregate that is undisputed for a period of more than 60 days, or (iii) for a prohibited assignment of the MSA by the other party.
     EVERTEC will agree to provide certain transition assistance to Popular, BPPR and their respective subsidiaries in connection with a termination of the MSA. The MSA will provide for a claw-back right for EVERTEC to again provide the services covered under the MSA following any termination, as described in the Technology Escrow Agreement Termsheet.
IP Purchase and Sale Agreement
     Popular and EVERTEC also entered into an IP Purchase and Sale Agreement, dated as of June 30, 2010 (the “IP Purchase and Sale Agreement”), pursuant to which Popular has agreed to, and to cause certain of its subsidiaries to, sell to EVERTEC certain intellectual property, including the trademarks relating to the ATH brand, in exchange for $45 million. The consummation of the transactions contemplated by the IP Purchase and Sale Agreement will be effective immediately following the Effective Time.
     The foregoing description of the IP Purchase and Sale Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as an exhibit hereto and is fully incorporated herein by reference.
Internal Reorganization
     Prior to entering into the Merger Agreement, Popular and its subsidiaries BPPR, PIBI and EVERTEC completed an internal reorganization transferring certain intellectual property assets and interests in certain foreign subsidiaries to EVERTEC on June 30, 2010 pursuant to the Agreement and Plan of Reorganization, dated as of May 17, 2010, among Popular, BPPR, EVERTEC and PIBI, as amended by the First Amendment to the Agreement and Plan of Reorganization, dated as of June 30, 2010. Also in connection with the reorganization, BPPR’s Merchant Business and TicketPop divisions were transferred to EVERTEC as part of a tax-free reorganization pursuant to the Merchant and TicketPop Business Transfer and Reorganization Agreement between BPPR and EVERTEC, dated as of June 30, 2010. BPPR also entered into an Independent Sales Organization and Sponsorship Agreement with EVERTEC, dated as of June 30, 2010, pursuant to which BPPR agreed to sponsor EVERTEC as an independent sales organization with various credit card associations and which will be amended and restated at the Closing as the Amended and Restated ISO Agreement.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit 2.1	Agreement and Plan of Merger dated as of June 30, 2010, among Popular, Inc., AP Carib Holdings Ltd., Carib Acquisition, Inc. and EVERTEC, Inc.

Exhibit 10.1	IP Purchase and Sale Agreement, dated as of June 30, 2010, between Popular, Inc. and EVERTEC, Inc.

Exhibit 99.1	Press Release dated July 1, 2010
Forward-Looking Information
The information included in this Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to Popular’s financial condition, results of operations, plans, objectives, future performance and business, including, but not limited to, statements with respect to the adequacy of the allowance for loan losses, market risk and the impact of interest rate changes, capital markets conditions, capital adequacy and liquidity, and the effect of legal proceedings and new accounting standards on Popular’s financial condition and results of operations. All statements contained herein that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “continues,” “expect,” “estimate,” “intend,” “project” and similar expressions and future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may,” or similar expressions are generally intended to identify forward-looking statements.
These statements are not guarantees of future performance and involve certain risks, uncertainties, estimates and assumptions by management that are difficult to predict.
Various factors, some of which are beyond Popular’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Factors that might cause such a difference include, but are not limited to:
  • the rate of growth in the economy and employment levels, as well as general business and economic conditions;
  • difficulties in combining the operations of acquired entities, including in connection with Popular’s acquisition of certain assets and assumption of certain liabilities of Westernbank Puerto Rico from the Federal Deposit Insurance Corporation (“FDIC”);
  • changes in interest rates, as well as the magnitude of such changes;
  • the fiscal and monetary policies of the federal government and its agencies;
  • changes in federal bank regulatory and supervisory policies, including required levels of capital;
  • regulatory approvals that may be necessary to undertake certain actions or consummate strategic transactions such as acquisitions and dispositions;
  • Popular’s ability to meet the conditions and effect the consummation of the transactions described in this Current Report on Form 8-K;
  • the relative strength or weakness of the consumer and commercial credit sectors and of the real estate markets in Puerto Rico and the other markets in which borrowers are located;
  • the performance of the stock and bond markets;
  • competition in the financial services industry;
  • additional FDIC assessments; and
  • possible legislative, tax or regulatory changes.
Investors should refer to Popular’s Annual Report on Form 10-K for the year ended December 31, 2009 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 for a discussion of such factors and certain risks and uncertainties to which Popular is subject.
All forward-looking statements included in this document are based upon information available to Popular as of the date of this document, and other than as required by law, including the requirements of applicable securities laws, Popular assumes no obligation to update or revise any such forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Popular, Inc.
By:	/s/ Ileana González
	Name:	Ileana González
	Title:	Senior Vice President and Comptroller

Dated: July 8, 2010